UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2016, the Company entered into a Forbearance Agreement and Second Amendment to Credit Agreement (the “Forbearance Agreement”) with Huntington National Bank (“Huntington Bank”). Pursuant to the Forbearance Agreement, Huntington Bank agreed to forbear from exercising its rights and remedies under the Company’s credit facility (the “Credit Agreement”) and from terminating the Company’s related swap agreement with respect to the Company’s non-compliance with applicable financial covenants under the Credit Agreement and any further non-compliance with such covenants during the Forbearance Period (the “Specified Defaults”) until June 30, 2016 (the “Forbearance Period”).

The Forbearance Period will terminate immediately upon the occurrence of any of the following: (i) a default under the Credit Agreement or related agreements other than the Specified Defaults; (ii) any misrepresentation by the Company under the Forbearance Agreement; (iii) the failure of the Company to perform, observe or comply with the terms of the Forbearance Agreement; (iv) the commencement of any bankruptcy, insolvency or similar proceeding against the Company or the appointment of a trustee or similar official for the Company or a substantial part of its property; or (v) any material adverse change during the Forbearance Period in the financial condition, operations or business of the Company or in the value of the collateral securing indebtedness under the Credit Agreement.

In exchange for Huntington Bank’s agreement to forbear its rights and remedies under the Credit Agreement, the Company agreed to, among other things: (i) amend the maturity dates for the term and revolving loans under the Credit Agreement to June 30, 2016, (ii) meet an additional financial covenant during the Forbearance Period; (iii) take commercially reasonable efforts to obtain financing sufficient to repay indebtedness under the Credit Agreement in full upon the expiration of the Forbearance Period; and (iv) periodically deliver to Huntington Bank certain financial and budget information during the Forbearance Period.

The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is attached to this Current report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Forbearance Agreement and Second Amendment to Credit Agreement by and between Bioanalytical Systems, Inc. and Huntington National Bank, dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: May 4, 2016	By:	/s/ Jeffrey Potrzebowski
Jeffrey Potrzebowski
Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

10.1	Forbearance Agreement and Second Amendment to Credit Agreement by and between Bioanalytical Systems, Inc. and Huntington National Bank, dated April 27, 2016.